Exhibit 10.1
FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Fifth Amendment”) is made and entered into as of the 24th day of September, 2015 (the “Effective Date”) by and between SHERIDAN HILLS DEVELOPMENTS L.P. (“Landlord”) and BELLICUM PHARMACEUTICALS, INC. (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated June 1, 2012 (the “Original Lease”), with a Commencement Date of December 17, 2012, whereby Landlord leased to Tenant 10,611 square feet of Net Rentable Area on the eighth (8th) floor, as indicated on the floor plan attached as Exhibit A to the Original Lease (the “Original Leased Premises”) in the office building located at 2130 West Holcombe Boulevard, Houston, Harris County, Texas 77030 (the “Building”); and

WHEREAS, pursuant to the First Amendment to Lease Agreement dated as of September 13, 2013 (the “First Amendment”), Tenant exercised the Hold Option provided for in Section 1.E of the Original Lease, pursuant to which the Hold Space (being that area containing approximately 3,644 square feet of Net Rentable Area on the eighth (8th) floor of the Building, as indicated on the floor plan attached as Exhibit A-1 to the Original Lease) was added to the Original Leased Premises (the Original Leased Premises, together with the Hold Space, or a total of 14,255 square feet of Net Rentable Area, is hereinafter collectively referred to as the “Expanded Premises”); and

WHEREAS, pursuant to the Second Amendment to Lease Agreement dated as of June 20, 2014 (the “Second Amendment”), the parties inter alia added an additional 5,869 square feet of Net Rentable Area of office space only on the eighth (8th) floor of the Building to the Expanded Premises (hereinafter referred to as the “Second Amendment Expansion Premises”) and extended the expiration date of the Original Lease with respect to the Expanded Premises from December 16, 2017 to October 31, 2019 (the “Expanded Premises Extension Period”), and Landlord granted Tenant an option (the “Hold Premises Option”) on the portion of the 8th floor of the Building comprising 4,866 square feet of Net Rentable Area (the “Hold Premises”), all as detailed in the Second Amendment; and

WHEREAS, pursuant to the Third Amendment to Lease Agreement dated as of July 21, 2014 (the “Third Amendment”), the parties set out the base rent applicable to the Expanded Premises during the Expanded Premises Extension Period; and

WHEREAS, pursuant to the Fourth Amendment to Lease Agreement dated as of November 12, 2014 (the “Fourth Amendment”), Tenant exercised the Hold Premises Option provided for in Section 2 of the Second Amendment, pursuant to which the Hold Premises was added to the Expanded Premises, the parties inter alia added an additional 10,307 square feet of Net Rentable Area of office space only on the eighth (8th) floor of the Building to the Expanded Premises (hereinafter referred to as the “Fourth Amendment Expansion Premises”) and extended the expiration date of the Original Lease with respect to the original Expanded Premises and the Second Amendment Expansion Premises from October 31, 2019 to January 31, 2020, the same day the Term expires for the Hold

Premises and Fourth Amendment Expansion Premises (the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is hereinafter collectively referred to as the “Lease”); and

WHEREAS, the parties now wish to further clarify (i) the exact square feet of Net Rentable Area for all space Tenant is leasing pursuant to the Lease, (ii) stipulate the correct Base Rent schedule for such space, (iii) clarify the commencement date and expiration date of certain space, (iv) clarify the renewal options granted to Tenant, (v) establish the amount of the Security Deposit being held by Landlord, (vi) confirm the exercise of certain rights by Tenant and (vii) confirm that all tenant improvement allowances have been paid in full by Landlord.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Leased Premises.    Notwithstanding anything in the Lease to the contrary, including on any exhibit thereto, Landlord and Tenant stipulate and agree that the entire premises leased by Tenant from Landlord pursuant to the Lease (the “Leased Premises”) consists of 35,251 square feet of Net Rentable Area on the eighth (8th) floor of the Building comprised of the following space:

(i)    The Original Leased Premises, which originally consisted of 10,611 square feet of Net Rentable Area as depicted on Exhibit A to the Original Lease, was re-measured as of February 1, 2015 and now consists of 10,571 square feet of Net Rentable Area as depicted on Exhibit A attached hereto and made a part hereof for all purposes;

(ii)    The Hold Space, which originally consisted of 3,644 square feet of Net Rentable Area as depicted on Exhibit A-1 to the Original Lease, was re-measured as of February 1, 2015 and now consists of 3,637 square feet of Net Rentable Area as depicted on Exhibit B attached hereto and made a part hereof for all purposes;

(iii)     The Second Amendment Expansion Premises, which consists of 5,869 square feet of Net Rentable Area is comprised of the following:

A.    2,378 square feet of Net Rentable Area as depicted on Exhibit C attached hereto and made a part hereof for all purposes;

B.    1,407 square feet of Net Rentable Area as depicted on Exhibit D attached hereto and made a part hereof for all purposes;

C.    2,084 square feet of Net Rentable Area as depicted on Exhibit E attached hereto and made a part hereof for all purposes;

(iv)    The Hold Premises, which consists of 4,866 square feet of Net Rentable Area as depicted on Exhibit F attached hereto and made a part hereof for all purposes;

(v)    The Fourth Amendment Expansion Premises, which consists of 10,307 square feet of Net Rentable Area is comprised of the following:

A.    525 square feet of Net Rentable Area as depicted on Exhibit G attached hereto and made a part hereof for all purposes;

B.    77 square feet of Net Rentable Area as depicted on Exhibit H attached hereto and made a part hereof for all purposes;

C.    7,574 square feet of Net Rentable Area as depicted on Exhibit I attached hereto and made a part hereof for all purposes;

D.    263 square feet of Net Rentable Area as depicted on Exhibit J attached hereto and made a part hereof for all purposes; and

E.    1,868 square feet of Net Rentable Area as depicted on Exhibit K attached hereto and made a part hereof for all purposes.

2.Commencement Date. Notwithstanding anything in the Second Amendment or Fourth Amendment to the contrary, the Term of the Lease with respect to the Second Amendment Expansion Premises, the Hold Premises and the Fourth Amendment Expansion Premises commenced on February 1, 2015. Furthermore, the initial Term with respect to the entire Leased Premises shall expire on January 31, 2020.

3.“Net” Base Rent. All Base Rent schedules set forth in the Lease, including any related to any extended terms, are hereby deleted in their entirety. Notwithstanding anything in the Lease to the contrary, Tenant covenants and agrees and promises to pay Landlord, on a “net” basis, Base Rent for the Original Leased Premises according to the following schedule:

Time Period	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Payment
12/17/12 - 12/31/12	$28.25	$12,087.15 total
1/1/13 - 11/30/13	$28.25	$24,980.06 per month
12/1/13 - 12/16/13	$28.25	$12,892.96 total
12/17/13 - 12/31/13	$28.75	$12,301.05 total
1/1/14 - 11/30/14	$28.75	$25,422.19 per month
12/1/14 - 12/16/14	$28.75	$13,121.12 total
12/17/14 - 12/31/14	$29.25	$12,514.95 total
1/1/15 - 1/31/15	$29.25	$25,864.31 per month

Notwithstanding anything in the Lease to the contrary, Tenant covenants and agrees and promises to pay Landlord, on a “net” basis, Base Rent for the Hold Space according to the following schedule:

Time Period	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Payment
11/22/13 - 11/30/13	$28.25	$2,573.55 total
12/1/13 - 12/16/13	$28.25	$4,427.65 total
12/17/13 - 12/31/13	$28.75	$4,224.40 total
1/1/14 - 11/30/14	$28.75	$8,730.42 per month
12/1/14 - 12/16/14	$28.75	$4,506.02 total
12/17/14 - 12/31/14	$29.25	$4,297.86 total
1/1/15 - 1/31/15	$29.25	$8,882.25 per month

Notwithstanding anything in the Lease to the contrary, Tenant covenants and agrees and promises to pay Landlord, on a “net” basis, Base Rent for the entire Leased Premises according to the following schedule:

Time Period	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Payment
2/1/15 - 11/30/15	$29.25	$85,924.31 per month
12/1/15 - 12/16/15	$29.25	$44,348.00 total
12/17/15 - 12/31/15	$29.75	$42,286.95 total
1/1/16 - 11/30/16	$29.75	$87,393.10 per month
12/1/16 - 12/16/16	$29.75	$45,106.08 total
12/17/16 - 12/31/16	$30.25	$43,297.65 total
1/1/17 - 11/30/17	$30.25	$88,861.90 per month
12/1/17 - 12/16/17	$30.25	$46,184.16 total
12/17/17 - 12/31/17	$30.75	$43,708.35 total
1/1/18 - 11/30/18	$30.75	$90,330.69 per month
12/1/18 - 12/16/18	$30.75	$46,622.24 total
12/17/18 - 12/31/18	$31.25	$44,419.05 total
1/1/19 - 10/31/19	$31.25	$91,799.48 per month
11/1/19 - 1/31/20	$31.75	$93,268.27 per month

Landlord acknowledges and agrees that Tenant has paid all Base Rent required to be paid under the Lease for the Leased Premises through September 30, 2015.

4. Renewal Options.

(a)    The renewal options granted in Section 6 of the Second Amendment and Section 6 of the Fourth Amendment are hereby deleted in their entirety. Landlord and Tenant acknowledge and agree that Tenant’s sole Renewal Options are as set forth in Section 50 of the Original Lease, shall apply to the entire Leased Premises (35,251 square feet of Net Rentable Area) and may only be exercised with respect to the entire Leased Premises. The first Extended Term, if the first Renewal Option is exercised by Tenant in accordance with Section 50 of the Original Lease, shall commence on February 1, 2020.

(b)    The first sentence of Section 50.A of the Lease is hereby deleted in its entirety and replaced with the following:

“The Renewal Options may only be exercised by Tenant giving irrevocable written notice thereof to Landlord no later than six (6) months prior to the commencement of the Extended Term arising from the Renewal Option being exercised.”

5.Security Deposit. Landlord and Tenant acknowledge that the total Security Deposit being held by Landlord pursuant to the Lease is $85,924.31.

6.Right of First Refusal and Preferential Right to Lease. Landlord and Tenant acknowledge and agree that Tenant has exercised its rights under Section 10 of the Second Amendment and such provisions shall have no further force and effect.

7.Allowance. All tenant improvement allowances, including, without limitation, those allowances set forth in Exhibit G to the Original Lease, Section 3 of the First Amendment, Section 12 of the Second Amendment and Section 11 of the Fourth Amendment have been paid in full by Landlord to Tenant.

8.Miscellaneous.

(a)
Amendment to Lease. The parties acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this Fifth Amendment, and there are no other agreements of any kind currently in force and effect between the parties.

(b)
Counterparts. For the convenience of the parties any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or .PDF transmission of an executed counterpart of this Fifth Amendment shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or .PDF signatures shall be deemed original signatures for purposes of enforcement and construction of this Fifth Amendment.

(c)
Entire Agreement. The Lease, as amended by this Fifth Amendment, sets forth all covenants, agreements and understandings among the parties with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Lease and this Fifth Amendment.

(d)	Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect.

(e)	Conflicts. The terms of this Fifth Amendment shall control over any conflicts between the terms of the Lease and the terms of this Fifth Amendment.

(f)
Authority of Tenant. Tenant warrants and represents unto Landlord that (i) Tenant has full right and authority to execute, deliver and perform this Fifth Amendment; and (ii) the person executing this Fifth Amendment was authorized to do so.

(g)	Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

(h)	Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i)
Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas, with venue in connection with any legal action thereunder being in Harris County, Texas.

IN WITNESS WHEREOF, executed by each party hereto on the date set forth beside such party's signature, to be effective as of the Effective Date.

“Landlord”

SHERIDAN HILLS DEVELOPMENTS L.P.,
a Texas limited partnership

By:    Pouncet Sheridan, Inc., an Ontario,
Canada corporation, its general partner

By:     /s/ L. Lubin
Name:      L. Lubin
Title:      Authorized Signing Officer

“Tenant”

BELLICUM PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ Thomas J. Farrell
Name: Thomas J. Farrell
Title: President & CEO

EXHIBIT A

Exhibit A - 1

EXHIBIT B

Exhibit B - 1

EXHIBIT C

Exhibit C - 1

EXHIBIT D

Exhibit D - 1

EXHIBIT E

Exhibit E - 1

EXHIBIT F

Exhibit F - 1

EXHIBIT G

Exhibit G - 1

EXHIBIT H

Exhibit H - 1

EXHIBIT I

Exhibit I - 1

EXHIBIT J

Exhibit J - 1

EXHIBIT K

Exhibit K - 1